DATE: October 30, 2006
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS REPORTS $90.5 MILLION DOLLARS IN REVENUES, UP 47 PERCENT VS PRIOR YEAR
Base Business Revenues up 17 Percent, Laserscope Revenues Reported at $18.5 Million Dollars
MINNEAPOLIS, October 30, 2006 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported revenues of $90.5 million for the third quarter of 2006, a 47 percent increase over revenues of $61.7 million in the comparable quarter of 2005. This includes $18.5 million of revenue from the Laserscope business. The Laserscope contribution for 2006 includes revenue beginning July 21. Excluding Laserscope revenues, AMS revenue was $72.0 million, which represents 17 percent growth from the same quarter of 2005.
The Company reported a loss from continuing operations for the third quarter of 2006 of $57.9 million or $0.83 per share. Excluding costs and operating income associated with the Laserscope acquisition and stock-based compensation expense associated with the adoption of SFAS 123(R), non-GAAP AMS base business adjusted net income from continuing operations was $12.7 million, or $0.18 per share, an increase of 20 percent from the third quarter of 2005. On a comparable basis, non-GAAP net income in the third quarter of 2005 was $10.6 million, or $0.15 per share.
As previously announced, the Company expects to sell the aesthetics business during the current year, and has therefore reported it as a discontinued operation.
A reconciliation of the loss from continuing operations to non-GAAP AMS base business adjusted net income from continuing operations is presented below.

	Third Quarter	Third Quarter
	2006	2005
Net (loss) income from continuing operations	($57.9)	$1.4

Adjustments related to Laserscope acquisition:
In-process research and development charge	61.5	—
Amortization of intangible assets	3.5	—
Integration expenses	0.3	—
Financing charges and interest expense	8.2	—
Laserscope income from continuing operations	(3.1)	—

	70.4	—

Tax impact of Laserscope acquisition adjustments	(1.2)	—

Total adjustments related to Laserscope acquisition	69.2	—

Stock based compensation charges	1.4	—

In-process research and development charge from acquisition of Ovion Inc.	—	9.2

Non-GAAP AMS base business adjusted net income from continuing operations	$12.7	$10.6

American Medical Systems
October 30, 2006

As the integration of Laserscope progresses, the Company will no longer report its base business separate from the newly acquired operations. However, the Company will continue to adjust for certain items such as in-process research and development charges and integration costs that affect comparability from period to period. On that basis, third quarter non-GAAP net income from continuing operations, excluding the charge for IPR&D and integration costs from Laserscope and stock-based compensation expense associated with the adoption of SFAS 123(R), was $5.2 million, or $0.07 per share. On a comparable basis, non-GAAP net income in the third quarter of 2005 was $10.6 million, or $0.15 per share. The decrease in earnings from continuing operations, as adjusted, is primarily due to finance and interest charges and amortization expense of $7.1 million after taxes, or $0.10 per share. A reconciliation of the loss from continuing operations to non-GAAP adjusted net income from continuing operations is presented below and in the attached financial tables.

	Third Quarter	Third Quarter
	2006	2005
Net (loss) income from continuing operations	($57.9)	$1.4

Adjustments related to Laserscope acquisition:
In-process research and development charge	61.5	—
Integration expenses	0.3	—

	61.8	—

Tax impact of Laserscope acquisition adjustments	(0.1)	—

Total adjustments related to Laserscope acquisition	61.7	—

Stock based compensation charges	1.4	—

In-process research and development charge from acquisition of Ovion Inc.	—	9.2

Non-GAAP net income from continuing operations, as adjusted	$5.2	$10.6

Revenues for the first nine months of 2006 totaled $242.9 million, including $18.5 million revenue from the Laserscope business. The Laserscope contribution for 2006 includes revenue beginning July 21st. Excluding Laserscope revenue, AMS revenue for the first nine months of 2006 was $224.5 million, up 18 percent from the same period of 2005.
Net loss from continuing operations as reported for the nine month period ending September 30, 2006 was $54.6 million, or $0.78 per share. Excluding integration costs and bridge financing commitment fees associated with the Laserscope acquisition, in-process research and development costs from the acquisitions completed in 2005 and 2006, and stock-based compensation expense associated with the adoption of SFAS 123(R), non-GAAP net income from continuing operations was $34.9 million, or $0.48 per share. On a comparable basis, non-GAAP net income for the nine month period of 2005 was $33.9 million, or $0.47 per share. The decrease in earnings from continuing operations, as adjusted, is primarily due to finance and interest charges and amortization expense of $7.3 million or $0.10 per share. A reconciliation of the loss from continuing operations to non-GAAP adjusted net income from continuing operations is presented below and in the attached financial tables.

American Medical Systems
October 30, 2006

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2006	October 1, 2005
Net (loss) income from continuing operations	($54.6)	$24.7

Adjustments related to Laserscope acquisition:
In-process research and development charge	61.5	—
Integration expenses	0.3	—
Commitment fee on bridge financing	7.0	—

	68.8	—

Tax impact of Laserscope acquisition adjustments	(2.8)	—

Total adjustments related to Laserscope acquisition	66.0	—

Stock based compensation charges	5.3	—

In-process research and development charge from acquisition of BioControl Medical, Ltd. and Solarant Medical, Inc.	18.2	—
In-process research and development charge from acquisition of Ovion Inc.	—	9.2

Non-GAAP net income from continuing operations, as adjusted	$34.9	$33.9

Martin J. Emerson, President and Chief Executive Officer, commented, “We are very pleased with the progress of the Laserscope integration activities during the third quarter, as well as the momentum of the key product lines that will be the growth drivers for AMS in the future. Although the third quarter Laserscope revenue contribution was somewhat lower than expected, our experience during the third quarter integration process has only strengthened our confidence in the opportunity for this acquisition to enhance AMS’ long term revenue and earnings growth.”
Emerson continued, “The upcoming quarters will represent some of the most exciting periods in AMS’ history as we complete the Laserscope integration and expand the global market reach of those product lines. Laserscope is our opportunity to become the global leader in providing the gold standard for treatment of obstructive BPH. AMS also is ready to further its leadership position across the field of pelvic health. Significantly, we have already begun enrollment in our Ovion clinical trial and, as well, we are launching two exciting products this quarter; the 700 MS penile prosthesis and AdVance, a product for treating mild male incontinence. It is these types of meaningful marketplace changes with which AMS has been, and will continue to be, identified.”
Outlook
For the year 2006, the Company has updated its expected revenue range to $351 to $357 million including a Laserscope revenue contribution of between approximately $43 and $47 million. Total company revenues are projected for the fourth quarter of 2006 to be in the range from $108 to $114 million, including a base business range of $84 million to $86 million and a Laserscope revenue contribution of between $24 and $28 million. The Laserscope revenue contribution for the second half of 2006 excludes third quarter revenues of approximately $4.3 million that were recorded in July through the July 20th acquisition closing date.

American Medical Systems
October 30, 2006

The Company expects fourth quarter non-GAAP earnings from continuing operations per share (based on projected GAAP earnings from continuing operations per share, excluding the impact of in-process research and development charges and stock-based compensation expenses) to be in the range of $0.12 to $0.15. Based on the same non-GAAP metric, the Company is projecting its earnings from continuing operations per share for the year 2006 to be in a range of $0.60 to $0.63 per share.
AMS Guidance Including Laserscope

	Actual Results	Projected
	Through	Results	Projected
	Third Quarter	Fourth Quarter	2006
	2006	2006	Results
Projected earnings per share including stock-based compensation charges and excluding charges for IPR&D, integration costs, interest on bridge financing commitments and discontinued operations	$0.41	$0.09 - $0.12	$0.50 - $0.53

Plus: stock-based compensation charges	0.07	$0.03	$0.10

Equals: non-GAAP earnings as presented for prior year comparability on attached schedule	$0.48	$0.12 - $0.15	$0.60 - $0.63

As the Company looks forward to 2007, total Company revenues are anticipated in the range of $505 to $530 million. Excluding the impact of IPR&D charges, non-GAAP earnings from continuing operations per share are preliminarily estimated for the combined Company at $0.76 to $0.81. Non-GAAP cash earnings from continuing operations for 2007 are estimated in the range of $1.10 to $1.16 per share. Non-GAAP cash earnings from continuing operations per share are defined as GAAP earnings from continuing operations plus tax-effected depreciation, amortization, stock-based compensation expenses and IPR&D charges.
Over the next five years, the Company targets revenue growth in the range of 20 to 24 percent with operating margins targeted to grow to 30 percent of sales by 2010. To achieve this, the combined Company’s gross margins, inclusive of the lower margin capital equipment sales of Laserscope, are targeted to increase to levels above 80 percent in the same period.
Earnings Call Information
American Medical Systems will host a conference call today at 5:00 p.m. eastern time to discuss its third quarter 2006 results, projected 2006 financial results, the status of the Laserscope integration and preliminary guidance for 2007. Those without internet access may join the call from within the U.S. by dialing 800-886-7217; outside the U.S., dial 706-679-3821. A live webcast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.

American Medical Systems
October 30, 2006

About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota and including its recently concluded acquisition of Laserscope, is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to provide approximately 170,000 patient cures in 56 countries during 2005.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems and Laserscope and the combined business. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as the timing and success of new product introduction including, but not limited to, the GreenLight HPS TM system; successful integration of Laserscope into AMS’ business; physician acceptance, endorsement, and use of AMS and Laserscope products; assumptions made regarding the investments required to integrate and grow the Laserscope business; valuations to be performed of the tangible and intangible assets of Laserscope; estimates regarding the financial performance of Laserscope’s aesthetics business; the negotiated proceeds from our intended sale of the Laserscope aesthetics business; factors impacting the stock market and our share price and, thereby, the share dilution of our convertible securities; regulatory matters; competitor activities; changes in and adoption of reimbursement rates; potential product recalls and other risks and uncertainties described in AMS’ and Laserscope’s Annual Reports on Form 10-K for the year ended December 31, 2005 and our other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2005 and its other SEC filings.

Contact:	Jill Burchill Interim Chief Financial Officer 952-930-6118 Jill.Burchill@AmericanMedicalSystems.com

Marty Emerson President and Chief Executive Officer 952-930-6334 Marty.Emerson@AmericanMedicalSystems.com

American Medical Systems
October 30, 2006

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
Net sales	$90,500	$61,738	$242,906	$189,520
Cost of sales	18,865	11,156	42,302	34,130

Gross profit	71,635	50,582	200,604	155,390

Operating expenses
Marketing and selling	31,465	22,341	88,649	67,491
Research and development	9,295	4,995	22,849	14,499
In-process research and development	61,500	9,220	89,575	9,220
General and administrative	8,552	5,217	22,681	16,213
Integration costs	273	—	273	—
Amortization of intangibles	5,172	2,200	8,798	5,938

Total operating expenses	116,257	43,973	232,825	113,361

Operating (loss) income	(44,622)	6,609	(32,221)	42,029

Other (expense) income
Royalty income	479	505	1,340	1,491
Interest income	1,364	298	2,120	933
Interest expense	(8,907)	(44)	(9,260)	(140)
Financing charges	(491)	—	(7,446)	—
Other income (expense)	107	(28)	397	(1,104)

Total other (expense) income	(7,448)	731	(12,849)	1,180

(Loss) earnings from continuing operations before income taxes	(52,070)	7,340	(45,070)	43,209

Provision for income taxes	5,862	5,925	9,485	18,544

(Loss) income from continuing operations	(57,932)	1,415	(54,555)	24,665

Loss from discontinued operations, net of tax	(672)	—	(672)	—

Net (loss) income	($58,604)	$1,415	($55,227)	$24,665

Net (loss) income per share
Basic (loss) earnings from continuing operations	($0.83)	$0.02	($0.78)	$0.36
Discontinued operations, net of tax	(0.01)	—	(0.01)	—

Basic net (loss) earnings	($0.84)	$0.02	($0.79)	$0.36

Diluted (loss) earnings from continuing operations	($0.83)	$0.02	($0.78)	$0.34
Discontinued operations, net of tax	(0.01)	—	(0.01)	—

Basic net (loss) earnings	($0.84)	$0.02	($0.79)	$0.34

Weighted average common shares used in calculation
Basic	70,122	69,344	69,877	68,741
Diluted	70,122	72,096	69,877	71,658

American Medical Systems
October 30, 2006

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets
Cash and short term investments	$34,545	$46,390
Accounts receivable, net	77,575	51,058
Inventories, net	39,615	18,191
Assets of discontinued operations held for sale	34,400	—
Deferred income taxes and other current assets	33,923	7,269

Total current assets	220,058	122,908

Property, plant and equipment, net	39,982	21,371
Goodwill and intangibles, net	842,408	210,278
Deferred income taxes and other assets	3,927	4,769

Total assets	$1,106,375	$359,326

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,016	$3,688
Liabilities of discontinued operations held for sale	6,100	—
Other accrued liabilities	70,009	49,687

Total current liabilities	93,125	53,375

Other long term liabilities	743,032	3,072

Total liabilities	836,157	56,447

Stockholders’ equity	270,218	302,879

Total liabilities and stockholders’ equity	$1,106,375	$359,326

American Medical Systems
October 30, 2006

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30, 2006	October 1, 2005
Cash flows from continuing operating activities
Net (loss) income	($55,227)	$24,665
Loss from discontinued operations	(672)	—

(Loss) earnings from continuing operations	(54,555)	24,665
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation	4,031	4,030
Loss on asset disposals	331	232
Amortization of intangibles, including deferred financing costs	9,289	5,938
In-process research and development charges	89,575	9,220
Financing charges on credit facility	6,955	—
Excess tax benefit from exercise of stock options	(1,515)	—
Tax benefit on exercised stock option arrangements	5,614	4,079
Change in net deferred income taxes	4,701	912
Stock-based compensation	6,980	61
Changes in operating assets and liabilities	(6,732)	(3,220)

Net cash provided by continuing operating activities	64,674	45,917

Cash flows from investing activities of continuing operations
Purchase of property, plant and equipment	(13,484)	(3,703)
Purchase of business, net of cash acquired	(750,853)	(56,309)
Purchase of investments in technology	(28,075)	(1,620)
Purchase of license agreements	(1,020)	—
Purchase of short term investments	(139)	(30,340)
Sale of short term investments	15,189	30,204

Net cash used in investing activities of continuing operations	(778,382)	(61,768)

Cash flows from financing activities of continuing operations
Proceeds from issuance of long term debt	361,218	—
Proceeds from senior secured credit facility	352,754	—
Proceeds from issuance of common stock and exercised stock options	8,321	11,926
Excess tax benefit from exercise of stock options	1,515	—
Proceeds from short term borrowings	4,000
Repayment of short term borrowings	(4,000)
Financing charges on credit facility	(6,955)	—

Net cash provided by financing activities of continuing operations	716,853	11,926

Cash used in discontinued operations
Operating activities	(672)	—

Cash used in discontinued operations	(672)	—

Effect of exchange rates	719	855

Net increase in cash and cash equivalents	3,192	(3,070)

Cash and cash equivalents at beginning of period	30,885	35,689

Cash and cash equivalents at end of period	$34,077	$32,619

Supplemental disclosure
Cash paid for interest	$935	$0
Cash paid for taxes	$16,798	$14,843

American Medical Systems
October 30, 2006

American Medical Systems Holdings, Inc.
Selected Sales Information
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
Sales
Product line
Men’s health	60,446	37,724	151,016	119,130
Women’s health	30,054	24,014	91,890	70,390

Total	$90,500	$61,738	$242,906	$189,520

Geography
United States	$70,466	$49,640	$187,489	$148,710
International	20,034	12,098	55,417	40,810

Total	$90,500	$61,738	$242,906	$189,520

Percent of total sales
Product line
Men’s health	67%	61%	62%	63%
Women’s health	33%	39%	38%	37%

Total	100%	100%	100%	100%

Geography
United States	78%	80%	77%	78%
International	22%	20%	23%	22%

Total	100%	100%	100%	100%

American Medical Systems
October 30, 2006

American Medical Systems Holdings, Inc.
Adjustments to the Statement of Operations for Consistent Presentation
(In thousands, except per share data)

	As Reported		As Adjusted		As Adjusted	As Adjusted
	Three Months Ended	Laserscope(A)	Three Months Ended	SFAS 123 (R )(B)	Three Months Ended(C)	Three Months Ended(D)
	September 30, 2006	Impact	September 30, 2006	Stock Option	September 30, 2006	October 1, 2005

Net sales	$90,500	$0	$90,500	$0	$90,500	$61,738
Cost of sales	18,865	—	18,865	96	18,769	11,156

Gross profit	71,635	—	71,635	(96)	71,731	50,582

Operating expenses Marketing and selling	31,465	—	31,465	703	30,762	22,341
Research and development	9,295	—	9,295	471	8,824	4,995
In-process research and development	61,500	61,500	—	—	—	—
General and administrative	8,552	—	8,552	634	7,918	5,217
Integration costs	273	273	—	—	—	—
Amortization of intangibles	5,172	—	5,172	—	5,172	2,200

Total operating expenses	116,257	61,773	54,484	1,808	52,676	34,753

(Loss) earnings from continuing operations before income taxes	(44,622)	(61,773)	17,151	(1,904)	19,055	15,829

Other (expense) income Royalty income	479	—	479	—	479	505
Interest income	1,364	—	1,364	—	1,364	298
Interest expense	(8,907)	—	(8,907)	—	(8,907)	(44)
Financing charges	(491)	—	(491)	—	(491)	—
Other (expense) income	107	—	107	—	107	(28)

Total other (expense) income	(7,448)	—	(7,448)	—	(7,448)	731

(Loss) earnings from continuing operations before income taxes	(52,070)	(61,773)	9,703	(1,904)	11,607	16,560

Provision for income taxes	5,862	(104)	5,966	(463)	6,428	5,925

(Loss) income from continuing operations	(57,932)	(61,669)	3,737	(1,441)	5,179	10,635

Loss from discontinued operations, net of tax	(672)	(672)	—	—	—	—

Net (loss) income	($58,604)	($62,341)	$3,737	($1,441)	$5,179	$10,635

Net (loss) income per share
Basic (loss) earnings from continuing operations	($0.83)		$0.05		$0.07	$0.15
Discontinued operations, net of tax	(0.01)		—		—	—

Basic net (loss) earnings	($0.84)		$0.05		$0.07	$0.15

Diluted (loss) earnings from continuing operations	($0.83)		$0.05		$0.07	$0.15
Discontinued operations, net of tax	(0.01)		—		—	—

Basic net (loss) earnings	($0.84)		$0.05		$0.07	$0.15

Weighted average common shares used in calculation
Basic	70,122		70,122		70,122	69,344
Diluted	70,122		72,035		72,035(C)	72,096

Note

(A)	These charges are for IPR&D, bridge financing commitment costs and integration related to the Laserscope acquisition.

(B)	This expense represents SFAS 123(R) stock option expense. SFAS 123(R) was implemented in Q1 2006.

(C)	Our GAAP reported diluted shares exclude the impact of outstanding options since their inclusion would be anti-dilutive given our GAAP net loss position. The 1.9 million increase to diluted shares is to recognize our non-GAAP net income position.

(D)	Q3 2005 results adjusted for IPR&D charge. Details on attached page.

American Medical Systems
October 30, 2006

American Medical Systems Holdings, Inc.
Adjustments to the Statement of Operations for Consistent Presentation
(In thousands, except per share data)

	As Reported		In-Process	As Adjusted		As Adjusted	As Adjusted
	Nine Months Ended	Laserscope(A)	Research and(B)	Nine Months Ended(C)	SFAS 123 (R )(D)	Nine Months Ended	Nine Months Ended(E)
	September 30, 2006	Impact	Development	September 30, 2006	Stock Option	September 30, 2006	October 1, 2005

Net sales	$242,906	$0	$0	$242,906	$0	$242,906	$189,520
Cost of sales	42,302	—	—	42,302	251	42,051	34,130

Gross profit	200,604	—	—	200,604	(251)	200,855	155,390

Operating expenses
Marketing and selling	88,649	—	—	88,649	2,454	86,195	67,491
Research and development	22,849	—	—	22,849	1,505	21,344	14,499
In-process research and development	89,575	61,500	28,075	—	—	—	—
General and administrative	22,681	—	—	22,681	2,771	19,910	16,213
Integration costs	273	273	—	—	—	—	—
Amortization of intangibles	8,798	—	—	8,798	—	8,798	5,938

Total operating expenses	232,825	61,773	28,075	142,977	6,730	136,247	104,141

(Loss) earnings from continuing operations before income taxes	(32,221)	(61,773)	(28,075)	57,627	(6,981)	64,608	51,249

Other (expense) income
Royalty income	1,340	—	—	1,340	—	1,340	1,491
Interest income	2,120	—	—	2,120	—	2,120	933
Interest expense	(9,260)	—	—	(9,260)	—	(9,260)	(140)
Financing charges	(7,446)	(6,955)	—	(491)	—	(491)	—
Other (expense) income	397	—	—	397	—	397	(1,104)

Total other (expense) income	(12,849)	(6,955)	—	(5,894)	—	(5,894)	1,180

(Loss) earnings from continuing operations before income taxes	(45,070)	(68,728)	(28,075)	51,733	(6,981)	58,714	52,429

Provision for income taxes	9,485	(2,742)	(9,896)	22,123	(1,696)	23,819	18,544

(Loss) income from continuing operations	(54,555)	(65,986)	(18,179)	29,610	(5,285)	34,895	33,885

Loss from discontinued operations, net of tax	(672)	(672)	—	—	—	—	—

Net (loss) income	($55,227)	($66,658)	($18,179)	$29,610	($5,285)	$34,895	$33,885

Net (loss) income per share
Basic (loss) earnings from continuing operations	($0.78)			$0.42		$0.50	$0.49
Discontinued operations, net of tax	(0.01)			—		—	—

Basic net (loss) earnings	($0.79)			$0.42		$0.50	$0.49

Diluted (loss) earnings from continuing operations	($0.78)			$0.41		$0.48	$0.47
Discontinued operations, net of tax	(0.01)			—		—	—

Basic net (loss) earnings	($0.79)			$0.41		$0.48	$0.47

Weighted average common shares used in calculation
Basic	69,877			69,877		69,877	68,741
Diluted	69,877			72,001		72,001	71,658

Note;

(A)	These charges are for IPR&D, bridge financing commitment costs and integration related to the Laserscope acquisition.

(B)	These charges are for $25.6 million and $2.5 million of IPR&D recorded as part of the BioControl and Solarant acquisitions, respectively.

(C)	Our GAAP reported diluted shares exclude the impact of outstanding options since their inclusion would be anti-dilutive given our GAAP net loss position. The 2.1 million increase to diluted shares is to recognize our non-GAAP net income position.

(D)	This expense represents SFAS 123(R) stock option expense. SFAS 123(R) was implemented in Q1 2006.

(E)	Q3 2005 YTD results adjusted for IPR&D charge. Details on attached page.

American Medical Systems
October 30, 2006

American Medical Systems Holdings, Inc.
Adjustments to the Statement of Operations for Consistent Presentation
(In thousands, except per share data)

	Three Months Ended October 1, 2005			Nine Months Ended October 1, 2005
		In-Process			In-Process
		Research and(A)			Research and(A)
	As Reported	Development	As Adjusted	As Reported	Development	As Adjusted

Net sales	$61,738	—	$61,738	$189,520	—	$189,520
Cost of sales	11,156	—	11,156	34,130	—	34,130

Gross profit	50,582	—	50,582	155,390	—	155,390

Operating expenses
Marketing and selling	22,341	—	22,341	67,491	—	67,491
Research and development	4,995	—	4,995	14,499	—	14,499
In-process research and	9,220	9,220	—	9,220	9,220	—
development General and administrative	5,217	—	5,217	16,213	—	16,213
Integration costs	0	—	—	—	—	—
Amortization of intangibles	2,200	—	2,200	5,938	—	5,938

Total operating expenses	43,973	9,220	34,753	113,361	9,220	104,141

Operating income (loss)	6,609	(9,220)	15,829	42,029	(9,220)	51,249

Other income (expense)
Royalty income	505	—	505	1,491	—	1,491
Interest income	298	—	298	933	—	933
Interest expense	(44)	—	(44)	(140)	—	(140)
Financing charges	0	—	—	—	—	—
Other (expense) income	(28)	—	(28)	(1,104)	—	(1,104)

Total other income (expense)	731	—	731	1,180	—	1,180

Income (loss) before income taxes	7,340	(9,220)	16,560	43,209	(9,220)	52,429

Provision for income taxes	5,925	—	5,925	18,544	—	18,544

Net income (loss)	$1,415	($9,220)	$10,635	$24,665	($9,220)	$33,885

Net income per share
Basic	$0.02		$0.15	$0.36		$0.49
Diluted	$0.02		$0.15	$0.34		$0.47

Weighted average common shares used in calculation
Basic	69,344		69,344	68,741		68,741
Diluted	72,096		72,096	71,658		71,658

Note

(B)	These charges are for the IPR&D recorded as part of the Ovion acquisition.